EXHIBIT 10.3

EXECUTION VERSION

SECOND FINANCING AGREEMENT AND NOTE MODIFICATION AGREEMENT

THIS second FINANCING AGREEMENT AND NOTE MODIFICATION AGREEMENT (“Second Modification”) is entered into on April 20, 2012 to be effective as of April 1, 2012 (the “Effective Date”), by and among Frederick’s of Hollywood Group Inc., a New York corporation (“Group”), FOH Holdings, Inc., a Delaware corporation (the “Parent”), Frederick’s of Hollywood, Inc., a Delaware corporation (“Frederick’s”), Frederick’s of Hollywood Stores, Inc., a Nevada corporation (“Stores”), Hollywood Mail Order, LLC, a Nevada limited liability company (“Mail Order” and together with Group, the Parent, Frederick’s and Stores, individually, a “Borrower”, and collectively, the “Borrowers”), the lending parties from time to time a party to the Financing Agreement (as hereinafter defined) (individually a “Lender” and collectively, the “Lenders”) and Hilco Brands, LLC, a Delaware limited liability company, as arranger and agent for the Lenders (in such capacity, the “Agent”).

Background

A. Pursuant to the terms of that certain Financing Agreement dated as of July 30, 2010 between and among the Borrowers, the Lenders and the Agent, as amended, including by that certain Financing Agreement and Note Modification Agreement (the “First Modification”) dated as of July 29, 2011 (the “Financing Agreement”), the Lenders made available to the Borrowers a secured term loan in the maximum original principal amount of Seven Million One Hundred Thousand and 00/100 Dollars ($7,100,000.00), plus any PIK Interest payable in accordance with Section 2.03(c) of the Financing Agreement (the “Loan”), which Loan is evidenced by a certain Secured Promissory Note also dated as of July 30, 2010 and also amended by the First Modification in the original principal amount of the Loan (the “Note”). The Note is secured by inter alia: a Security Agreement dated July 30, 2010 from the Borrowers to the Lenders (the “Security Agreement”) granting to the Agent, for the benefit of the Lenders, a continuing security interest in the Collateral more particularly described in the Security Agreement.

B. Group subsequently merged Fredericks.com, Inc. (“Guarantor”) into Mail Order on or around July 30, 2011 (the “Subsidiary Merger”). Mail Order is a 100% wholly-owned subsidiary of Frederick’s, which is 100% wholly owned by the Parent, which is 100% wholly owned by Group.

C. The Lenders and the Borrowers now wish to again amend the Loan Documents to modify the repayment terms of the Loan.

Now, therefore, in consideration of the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto covenant and agree as follows:

1. Amendments.

(a) Increase to Principal Amount of Loan and Note. From and after the Effective Date of this Second Modification, the Loan will be a secured term loan in the principal amount of Seven Million Three Hundred and Seven Thousand Seven Hundred and Thirty-Nine and 78/100 Dollars ($7,307,739.78), plus any PIK Interest payable in accordance with Section 2.03(c) of the Financing Agreement, and the maximum principal amount of the Note as of the Effective Date is hereby increased accordingly to Seven Million Three Hundred and Seven Thousand Seven Hundred and Thirty-Nine and 78/100 Dollars ($7,307,739.78), plus any PIK Interest payable in accordance with Section 2.03(c) of the Financing Agreement; such increase in the principal amount being attributable to (i) the fee in the amount of Twenty Thousand and 00/100 Dollars ($20,000.00) payable to Lender pursuant to Section 3 below, and (ii) the otherwise scheduled cash payment of Regular Interest in the amount of $187,739.78 on the Loan that was due and payable on April 1, 2012 and is added to the principal balance of the Note pursuant to Subsection 1(b)(ii) below. Exclusive of any increase in the amount of PIK Interest payable, the proceeds of Twenty Thousand and 00/100 Dollars ($20,000.00) increase to the principal balance of the Loan shall be used to finance the Fees provided for in Section 3 below.

(b) Restatement of Note Repayment Terms.

(i) Section 2.02 of the Financing Agreement is hereby amended and restated in its entirety as follows:

SECTION 2.02. Note; Repayment of Loan.

(a) The Loan made by the Lenders (in the proportionate shares set forth opposite each Lender’s name on Schedule 2.02 hereto) to the Borrowers shall be evidenced by the Note.

(b) Unless otherwise required to be sooner paid pursuant to the provisions of this Agreement, the outstanding principal amount of the Loan together with all accrued interest thereon shall be due and payable in full on the Maturity Date.

(ii) The regularly scheduled payment of Regular Interest in the amount of $187,739.78 on the Loan that is due and payable on April 1, 2012, shall be deemed to be paid in kind and shall be added to the principal balance of the Note and the principal amount of the Note shall be increased by such amount as of the Effective Date.

2. Confirmation of Loan Documents and Indebtedness. The Borrowers hereby covenant and confirm that, except as specifically modified by this Second Modification, all of the terms and conditions of the Financing Agreement and all other Loan Documents, as previously amended, shall be unmodified and shall remain in full force and effect. The Borrowers hereby acknowledge and confirm that the Security Agreement shall secure the full amount of the Loan. The Borrowers hereby acknowledge and agree that as of the Effective Date, the principal balance outstanding under the Note as of the date hereof (and following this Second Modification) is Seven Million Three Hundred and Seven Thousand Seven Hundred and Thirty-Nine and 78/100 Dollars ($7,307,739.78), plus any additional PIK Interest payable in accordance with Section 2.03(c) of the Financing Agreement, and that the accrued amount of PIK Interest as of April 1, 2012 was Seven Hundred and Thirty-Four Thousand Four Hundred and Nine and 84/100 Dollars ($734,409.84), and the Borrowers hereby affirm the aforesaid indebtedness and all of the Borrowers’ liabilities and obligations under the Loan Documents.

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3. Fees. Concurrently with the execution and delivery of this Second Modification, and as consideration for the amendments and modifications related thereto and the conversion of the Regular Interest payment to PIK Interest as provided for in Section 1(b)(ii) above, the Borrowers shall pay to Lender the sum of Twenty Thousand and 00/100 Dollars ($20,000.00), which fees shall be paid by the increase in the outstanding principal amount of the Loan and the Note as provided for herein. In addition, the Borrowers shall pay all of the costs and expenses of the Agent and the Lenders incurred in connection with this Second Modification including, without limitation, reasonable attorneys’ fees.

4. No Novation. The parties to this Second Modification acknowledge and confirm that this Second Modification shall not be construed as a novation of the Note and shall not prejudice any present or future rights, remedies, benefits or powers belonging to or accruing to the Lenders under the terms of the Loan Documents. The parties to this Second Modification further acknowledge and confirm that this Second Modification does not constitute a release, termination or waiver of any existing default or of any of the liens, security interests, rights or remedies granted to the Lenders in any of the Loan Documents, which liens, security interests, rights and remedies are hereby ratified, confirmed, extended and continued.

5. Representations and Further Agreements. Each Borrower hereby represents and warrants to the Agent and the Lenders as follows:

(a) Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, in the case of the Borrowers, to execute and deliver this Second Modification, and to consummate the transactions contemplated thereby, and (iii) is duly authorized or qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except where the failure to be qualified or in good standing could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(b) Authorization, Etc. The execution, delivery and performance by each Loan Party of this Second Modification, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, any applicable law, any Material Contract or any agreement, instrument or other document evidencing, governing or securing any Indebtedness of such Loan Party, (iii) do not and will not contravene any other agreement, instrument or document binding on or otherwise affecting it or any of its properties, to the extent the obligation thereunder is material or to the extent such contravention (either individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect, (iv) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (v) do not and will not result in any suspension, revocation, impairment, forfeiture or non-renewal of any permit, license, authorization or approval applicable to its operations or any of its properties, except where such suspension, revocation, impairment, forfeiture or non-renewal could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

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(c) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of this Second Modification.

(d) Representations and Warranties. The Borrowers hereby acknowledge and agree that Borrowers have no defense, set-off, recoupment or claim against Lenders of any kind whatsoever as of the date hereof with respect to the Loan or the matters covered hereby, and that all of the representations and warranties contained in the Loan Documents, as amended (except as modified by the schedule attached to this Second Modification), are true, accurate and correct on and as of the date hereof as if made on and as of the date hereof. The Borrowers further represent and warrant that no default exists under the Loan Documents or may exist upon the delivery of notice, passage of time or both.

(e) Binding Effect. This Second Modification constitutes the legal, valid and binding obligations of each of the Loan Parties enforceable in accordance with the terms hereof.

(f) Litigation. There is no pending or, to the knowledge of any Loan Party, threatened action, suit or proceeding affecting any Loan Party before any court or other Governmental Authority or any arbitrator that (i) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or (ii) relates to this Second Modification, the Note or any other Loan Document or any transaction contemplated hereby.

6. No Further Commitment. Nothing in this Second Modification shall be construed to commit the Lenders to any further covenant or default waivers or to any additional increase of credit or other modification or amendment of the Loan Documents, nor as a waiver by the Lenders of any rights or remedies to which the Lenders may be entitled under any of the Loan Documents.

7. Release. The Borrowers on each of their own behalf and on behalf of its trustees, partners, employees and agents, for themselves, and their successors, trustees and assigns, hereby releases the Agent and the Lenders, their shareholders, officers, directors, employees, agents and attorneys and each of their respective successors, trustees, and assigns and affiliates, of and from any and all actions, causes of action, proceedings, claims, demands, damages, costs, liabilities, losses, agreements and obligations, of any nature whatsoever, whether contingent or matured, known or unknown, at law or in equity arising out of, or in any way related to the Loan, or the transactions contemplated under the Loan Documents.

8. Construction. Any capitalized terms used in this Second Modification not otherwise defined herein shall have the meaning assigned to them in the Financing Agreement, as amended.

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9. Multiple Counterparts. This Second Modification may be executed in one or more counterparts, all of which taken together shall constitute the same agreement.

10. Binding Effect. This Second Modification shall be binding upon and inure to the benefit of the parties hereto and their respective successors, trustees, assigns and affiliates.

11. Miscellaneous. This Second Modification shall be governed by and construed under the laws of the State of New York. This Second Modification represents the entire agreement between the parties hereto respecting the subject matter hereof, and no party shall be bound by any prior discussions, proposals or oral agreements. The parties agree that this Second Modification may be amended only in a writing signed and approved by both parties. The parties agree that each and every provision of this Second Modification has been mutually negotiated, prepared and drafted, and each party has been represented by counsel, so that in connection with the construction of any provision hereof, no consideration shall be given to the issue of which party actually prepared, drafted, requested or negotiated any provision or deletion. The Note, as amended, and this Second Modification shall together be considered a single note.

12. Further Assurances. Each Loan Party shall take such action and execute, acknowledge and deliver, and cause each of their Subsidiaries to take such action and execute, acknowledge and deliver, at their sole cost and expense, such agreements, instruments or other documents as the Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) subject to valid and perfected Liens (subject only to Permitted Liens) any of the Collateral or any other property of the Guarantors and their Subsidiaries in the manner covered by the Security Agreement, (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, (iv) to file financing statements or otherwise perfect its Lien under applicable non-bankruptcy law and (v) to better assure, convey, grant, assign, transfer and confirm unto the Agent the rights now or hereafter intended to be granted to the Agent and the Lenders under this Agreement or any other Loan Document. In furtherance of the foregoing, to the maximum extent permitted by applicable law, each Loan Party (i) authorizes the Agent to execute any such agreements, instruments or other documents in such Loan Party’s name and to file such agreements, instruments or other documents in any appropriate filing office, (ii) authorizes the Agent to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Loan Party, and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Loan Party prior to the date hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Financing Agreement and Note Modification Agreement to be executed by their respective officers thereunto duly authorized as of on the date first above written.

BORROWERS:

FREDERICK’S OF HOLLYWOOD GROUP INC.

By:	/s/ Thomas Rende
Name: Thomas Rende Title: Chief Financial Officer

FOH HOLDINGS, INC.

By:	/s/ Thomas Rende
Name: Thomas Rende Title: Chief Financial Officer

FREDERICK’S OF HOLLYWOOD, INC.

By:	/s/ Thomas Rende
Name: Thomas Rende Title: Chief Financial Officer

FREDERICK’S OF HOLLYWOOD STORES, INC.

By:	/s/ Thomas Rende
Name: Thomas Rende Title: Chief Financial Officer

HOLLYWOOD MAIL ORDER, LLC

By:	FOH Holdings, Inc., its Manager

	By:	/s/ Thomas Rende
Name: Thomas Rende Title: Chief Financial Officer

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AGENT:

HILCO BRANDS, LLC

By:	/s/ Eric W. Kaup
Name: Eric W. Kaup Title: Managing Director

LENDERS:

HILCO BRANDS, LLC

By:	/s/ Eric W. Kaup
Name: Eric W. Kaup Title: Managing Director

INFINITY FS FINANCE I, LLC

By:	/s/ Ike S. Franco
Name: Ike S. Franco Title: Managing Director

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